Exhibit 10.2

FORM OF NONQUALIFIED STOCK OPTION AWARD AGREEMENT
FOR EMPLOYEES

Tuesday Morning Corporation
2008 Long-Term Equity Incentive Plan

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and                                  (“Optionee”).  The Board of Directors of the Company has adopted, and the stockholders of the Company have approved, the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.  The Company has agreed to grant Optionee this option to purchase shares of common stock of the Company as an inducement for Optionee’s continued and effective performance of services for the Company.  Any term used in this Agreement that is not specifically defined herein shall have the meaning specified in the Plan.

IT IS AGREED:

1.             Grant of Option. Subject to the terms of the Plan and this Agreement, on                    (the “Grant Date”), the Company granted to Optionee an option (the “Option”) to purchase                          shares of the common stock of the Company, $.01 par value per share (the “Common Stock”), at a price of $             per share (the “Exercise Price”), subject to adjustment as provided in the Plan.

2.             Type of Option.  The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Code.

3.             Optionee’s Agreement.  In accepting the Option, Optionee accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to nonqualified stock options granted under the Plan.

4.             Vesting of Option.  Subject to the provisions hereof and the provisions of the Plan, the Option will vest and become exercisable as follows:

(a) Except as otherwise provided in this Section 4, the Option will vest and become exercisable in accordance with the following schedule:

(i)            on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option;

(ii)           on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option;

(iii)          on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option;

(iv)          on                       , the Option will vest with respect to, and may be exercised for up to, one-quarter (25%) of the shares of Common Stock subject to the Option;

To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b) Notwithstanding any provision of this Section 4 to the contrary, in the event Optionee’s service as an employee of the Company is terminated due to the death or Disability of Optionee before a date provided in subsection (a), then all of the shares of Common Stock subject to the Option which have not yet vested will vest and become exercisable on the date of death or Disability.

5.             Manner of Exercise.

(a)           To the extent that the Option is vested and exercisable in accordance with Section 4 of this Agreement, the Option may be exercised by Optionee at any time, or from time to time, in whole or in part, on or prior to the termination of the Option (as set forth in Sections 4 and 6 of this Agreement) upon payment of the Exercise Price for the shares to be acquired in accordance with the terms and conditions of this Agreement and the Plan.

(b)           If Optionee is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, Optionee shall (i) deliver to the Company a fully completed notice of exercise, in a form as may hereinafter be designated by the Company in its sole discretion, specifying the exercise date and the number of shares of Common Stock to be purchased pursuant to such exercise and (ii) remit to the Company in a form satisfactory to the Company, in its sole discretion, the Exercise Price for the shares to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of Sections 5.7 and 15.3 of the Plan.

(c)           The Company’s obligation to deliver shares of the Common Stock to Optionee under this Agreement is subject to and conditioned upon Optionee satisfying all tax obligations associated with Optionee’s receipt, holding and exercise of the Option.  Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of Section 5.7 of the Plan.  The Company and its Subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to Optionee the amount necessary to satisfy all such taxes.

(d)           Upon full payment of the Exercise Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company shall cause certificates for the shares purchased hereunder to be delivered to Optionee or cause an uncertificated book-entry representing the such shares to be made.

6.             Termination of Option.  Except as otherwise provided in Section 4 of this Agreement, unless the Option terminates earlier as provided in this Section 6 the Option shall terminate and become null and void on the tenth anniversary of the Grant Date (the “Option

General Expiration Date”).  Except as otherwise provided in Section 4 of this Agreement, if Optionee ceases to be an employee of the Company for any reason the Option shall not continue to vest after such cessation of service as an employee of the Company.

(a)           If Optionee ceases to be an employee of the Company and any Subsidiary due to death or Disability, the Option shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of one year from the date of such death or Disability, but in no event after the Option General Expiration Date.

(b)           If Optionee ceases to be an employee of the Company and any Subsidiary upon the occurrence of Optionee’s Retirement (as that term is defined in Section 21), (A) the portion of the Option that was exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of up to three years after the date of Retirement, but in no event after (x) the Option General Expiration Date or (y) the day before the date Optionee begins engaging in Competition (as that term is defined in Section 21) during such three-year period unless he or she receives written consent to do so from the Board or the Committee, and (B) the portion of the Option that was not exercisable on the date of Retirement shall be forfeited and become null and void immediately upon such Retirement.

(c)           If Optionee ceases to be an employee of the Company or a Subsidiary due to Cause, all of the Option shall be forfeited and become null and void immediately upon such cessation, whether or not then exercisable.  For purposes of this Section 6(c) the term “Cause” means the occurrence of one of the following events:  (i) ) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosure of trade secrets of the Company or an Affiliate, or (c) violation of the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which Optionee is a party,

(d)           If Optionee ceases to be an employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (i) the portion of the Option that was exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of up to 90-days after the date of such cessation, but in no event after (x) the Option General Expiration Date or (y) the day before the date Optionee begins engaging in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (ii) the portion of the Option that was not exercisable on the date of such cessation shall be forfeited and become null and void immediately upon such cessation.  In the event Optionee has entered into an employment contract with the Company, the termination provisions of the employment contract will supersede the terms stated in section 6(d) herein.

(e)           Upon the death of Optionee prior to the expiration of the Option, Optionee’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option with respect to the number of shares that Optionee would have been entitled to exercise if he or she were still alive.

7.             Tax Withholding.  To the extent that the receipt of the Option, this Agreement, the vesting of the Option or the exercise of the Option results in income to Optionee for federal, state or local income, employment or other tax purposes with respect to which the Company or its Subsidiaries or any Affiliate has a withholding obligation, Optionee shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or its Subsidiaries or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company or its Subsidiaries or any Affiliate is authorized to withhold from the shares subject to the Option (based on the Fair Market Value of such shares as of the date the amount of tax to be withheld is determined) or from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

8.             Capital Adjustments and Reorganizations. The existence of the Option shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

9.             Employment Relationship. For purposes of this Agreement, Optionee shall be considered to be in the employment of the Company as long as Optionee has an employment relationship with the Company.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

10.          Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between Optionee and the Company, its Subsidiaries or any of its Affiliates or guarantee the right to remain employed by the Company, its Subsidiaries or any of its Affiliates for any specified term.

11.          No Rights As Stockholder.  Optionee shall not have any rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of such shares following Optionee’s exercise of the Option pursuant to its terms and conditions and payment of all amounts for and with respect to the shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date a certificate or certificates are issued for such shares or an uncertificated book-entry representing such shares is made.

12.          Legend.  Optionee consents to the placing on the certificate for any shares covered by the Option of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

13.          Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Vice President, Tax and to Optionee at Optionee’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

14.          Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Optionee.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than Optionee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any condition, or the breach of any other term of condition.

15.          Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.

16.          Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17.          Transfer Restrictions. The shares of Common Stock subject to the Option granted hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  Optionee also agrees (a) that the Company may refuse to cause the transfer of shares of Common Stock subject to the Option to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the shares of Common Stock subject to the Option.

18.          Successors and Assigns.  This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

19.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes but all of which taken together shall constitute but one and the same instrument.

20.          Option Transfer Prohibitions.  Except as otherwise authorized by the Committee, the Option granted to Optionee under this Agreement shall not be transferable or assignable by Optionee other than by will or the laws of descent and distribution, and shall be exercisable during Optionee’s lifetime only by Optionee.

21.          Definitions.  The words and phrases defined in this Section 21 shall have the respective meanings set forth below throughout this Agreement, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

(a)           “Competition” means Optionee engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting Optionee’s name to be used in connection with the activities of any other business or organization which competes, directly or indirectly, with the business of the Company as the same shall be constituted at any time during the period Optionee was employed by or affiliated with the Company.

(b)           “Retirement” means retirement as defined under any Company pension plan or retirement program.

(c)           “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof are owned directly or indirectly by the Company.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the Grant Date.

TUESDAY MORNING CORPORATION

By:
Name:
	Title:	EVP, Chief Administrator Officer and
Chief Financial Officer

Accepted:

Name of Optionee:

Date: